Exhibit 16.1

October 17, 2005

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

         RE:      AMERICAN TECHNOLOGIES GROUP, INC.
                  FILE REF. NO. 000-23268
                  ---------------------------------

We have read Item 4.01 of American Technologies Group, Inc.'s Form 8-K dated October 14, 2005, and we agree with the statements made therein concerning De Joya Griffith & Company, LLC.

                          Very truly yours,



                          /s/ De Joya Griffith & Company, LLC
                          De Joya Griffith & Company, LLC